Exhibit 99(a)(1)(C)

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares in

CREDIT SUISSE PARK VIEW BDC, INC.

Tendered Pursuant to the Offer to Purchase Up to 1,353,988 Outstanding Shares of Common Stock at a Cash

Purchase Price of $8.79 Per Share

Dated September 1, 2016

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC BY,

11:59 P.M., EASTERN TIME, ON SEPTEMBER 29, 2016,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To The

Depositary Agent:

By Hand or Overnight to:

American Stock Transfer and Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 – 15th Avenue

Brooklyn, NY 11219

By Mail to:

American Stock Transfer and Trust Company, LLC

Operations Center

Attn: Reorganization Department

PO Box 2042

New York, NY 10272-2042

Phone: (877) 248-6417 or (718) 921-8317

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of all of its shares of common stock (the “Shares”) of Credit Suisse Park View BDC, Inc. (the “Company”) for purchase by the Company that was previously submitted by the undersigned in a Letter of Transmittal dated                     , 2016.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares of the Company previously tendered will not be purchased by the Company upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date: